EXHIBIT 15.2

TransAsia Lawyers Letterhead

29 April 2014

Qunar Cayman Islands Limited

17th Floor, Viva Plaza, Building 18, Yard 29,

Suzhou Street, Haidian District

Beijing 100080

The People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the captions of “Item 3.D—Risk Factors” in Qunar Cayman Islands Limited’s annual report on Form 20-F for the year ended December 31, 2013, which will be filed with the Securities and Exchange Commission in the month of April 2014.

Yours faithfully,
/s/TransAsia Lawyers